AGENCY AGREEMENT

This Agreement entered into at Montreal, this 16th day of March 2000.

                              ePhone Telecom Inc.

                               355 Burrard Street
                                   Suite 1000

                          Vancouver, British Columbia

                                    V6C 2G8

Attention: Mr. Robert Clarke

Chairman and Chief Executive Officer

Dear Sirs:

We understand that ePhone Telecom, Inc. (the "Company") wishes us to act as its exclusive agent to offer for sale securities of the Company in order to raise a minimum of US $8,000,000 and a maximum of US $18,000,000. GroomeCapital.com Inc. (the "Agent") hereby agrees to act as your exclusive agent to offer for sale, on a best efforts basis upon the terms and subject to the conditions hereinafter set forth, up to 16,363,635 Special Warrants for an aggregate gross consideration of up to US$18,000,000 pursuant hereto.

Each Special Warrant will entitle the holder to acquire, without payment of additional consideration and subject to adjustments, one unit (the "Unit") in the capital of the Company. Each Unit shall be comprised of one common share of the Company (the "Common Share") and One Common Share Purchase Warrant (the "Share Purchase Warrant") (together, the "Securities"). Each Share Purchase Warrant will entitle the holder to acquire an additional Common Share at a price of US$1.60 for a period of 24 months from the date of closing. The Company has agreed that 12.5% of the gross proceeds of the Offering will be held in escrow, which escrowed funds, together with any interest earned thereon, shall be released to the Company on the date on which the last receipt in respect of the Prospectus is issued by the regulatory in the jurisdictions where a Prospectus will have been filed. The funds held in escrow will be held in an account specifically identified for such purpose under the name "ePHONE deal account in Trust".

In the event that i) a receipt has not been issued by each of the regulatory authorities in the Jurisdictions in respect of the (final) prospectus (the "Prospectus") qualifying the Securities for distribution in the Jurisdiction and
ii) the Securities have not been registered under the Securities Act on or before the date which is 180 days following the initial date of closing of the Offering, each Subscriber shall have the option of electing to keep 100% of their investment, or they may require the return to them, out of the Escrowed Funds, 12.5% of their original investment, together with any interest earned

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thereon,  in exchange for 12.5% of the Units that they had previously  acquired.
In the event all receipts for the Final Prospectus are not received on or before 150 days after the closing date, any Special Warrant which have not been exercised will entitle the holder thereof to receive 1.1 Units on the exercise of each such Special Warrants for no additional consideration.

We understand that the sale of Special Warrants pursuant to the terms hereof is to be effected in a manner exempt from the prospectus and registration requirements of the securities legislation of the various jurisdictions in which the Special Warrants are to be sold. Accordingly, insofar as the laws of the Province of Quebec are concerned, Subscribers for Special Warrants will purchase such pursuant to the provisions of section 51 of the Securities Act (Quebec) or other appropriate exemptions contained in such Act or in the Regulations thereunder. For potential purchasers resident in other provinces or territories of Canada, we understand that the sale of Special Warrants, if any, is to be effected in a manner which will rely on appropriate exemptions provided for under the applicable securities legislation in those jurisdictions. The sale and delivery of the Special Warrants shall be conditional upon such sale being exempt from the prospectus requirements and the requirement to deliver an offering memorandum under all applicable securities legislation and policies or upon the issuance of such orders, consents or approvals of securities regulatory authorities as may be required to permit such sale without the requirement for filing a prospectus or delivering an offering memorandum. You agree that the Company will execute and deliver all documentation required by applicable securities legislation to permit the purchase of the Special Warrants pursuant to their terms. It shall also be a condition of closing that all documentation relating to the transaction, shall be in form and substance satisfactory to counsel for the Agent. You hereby acknowledge that such documentation may include additional conditions to closing. The Agent agrees that in carrying out its obligations as the Company's agent pursuant to the terms hereof, it will at all times act in compliance with all relevant securities laws.

You and we undertake to file or cause to be filed all forms and undertakings required to be filed by you and the purchasers, respectively, in connection with this transaction so that the distribution of the Securities may lawfully occur without the necessity of fling a prospectus.

We acknowledge that we will effect the sale of the Special Warrants only in a manner which will not impose upon the Company any obligation to make disclosure of information concerning the business or affairs of the Company to the Subscribers of Special Warrants.

We  agree  that  each   Subscriber   shall  execute  a  Subscription   Agreement
substantially in the form annexed hereto as Schedule A.

The following are conditions of the  obligations  of the  Subscribers of Special
Warrants to close the transaction contemplated hereby which conditions you covenant to exercise your reasonable efforts to have fulfilled at or prior to Closing, which conditions may be waived in writing in whole or in part by us on behalf of the purchasers:

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

(a) your board of directors shall have authorized and approved this agreement and the creation and issuance of the Special Warrants, the underlying Units, the Common Shares and the Shares Purchase Warrants and furthermore it shall have set aside a sufficient number of Common Shares to allow for their issuance upon the exercise of the Units and Share Purchase Warrants;

(b)      a minimum of 7,272,727 Special Warrants shall have been subscribed for;

(c) the Special Warrants shall have attached thereto rights, privileges, restrictions and conditions which substantially conform to the rights, privileges, restrictions and conditions contemplated by the term sheet attached as Schedule A hereto;

(d) you will deliver to the Subscribers and the Agent a certificate of the Company under its corporate seal and signed on behalf of the Company by the chief executive officer and chief financial officer of the Company or any two officers of the Company reasonably acceptable to us, addressed to the Subscribers and dated the Closing Date, in form satisfactory to our counsel, Lafleur Brown, certifying that to the best of their knowledge:

i) the audited financial statements of the Company as at June 30, 1999, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with industry practices applicable to the Company and present fairly the financial position of the Company as at the date thereof and the results of its operations for the periods then ended and appropriately reflect all material liabilities (whether accrued, absolute, contingent or otherwise) of the Company as at such dates; and

ii)               no  material   adverse  change  in  the  assets,   liabilities
                  financial position or business of the Company has occurred since March 15, 2000; and

iii) the Company has, under Florida law, the power and capacity of effecting a public distribution of its securities by way of private placement and that, in so doing, it shall not be in contravention of any of its organizational and incorporation documents.

(e) the Subscribers of Special Warrants shall have received an appropriate legal opinion from Canadian counsel to the Company, along with an appropriate legal opinion from U.S. counsel for the Company in a form satisfactory to the Agent and its counsel in respect of all such matters as the Agent or its counsel may reasonably request.

(f) The Company shall use its best efforts in order to obtain a receipt for a final prospectus from the regulatory authorities in each of the Jurisdictions in order to qualify the securities for distribution in said Jurisdictions and it shall use its best efforts in order to cause the Securities to be listed on the Canadian Venture Exchange (CDNX) within 150 days from the initial Closing Date.

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

(g) The Company agrees to complete and finalize the necessary corporate and regulatory steps in order to increase the authorized common stock it may issue from 50,000,000 common shares to 100,000,000 common shares within the next 90 days.

The Company covenants and agrees to protect and indemnify the Agent for and on behalf of itself and for and on behalf of and in trust for its officers, employees and agents against any and all losses (other than loss of profits), claims, damages, liabilities, costs or expenses caused or incurred by reason of:

(a) any statement contained in documentation provided by the Company to the Agent or in any amendment to such documentation which at the time and in the light of the circumstances under which it was made may contain a misrepresentation (as defined in the Securities Act (Quebec))(other than information relating to or provided by the Agent); or

(b) the omission or alleged omission to state in the documentation provided by the Company to the Agent or in any amendment of such documentation any material fact required to be stated therein or necessary to make any statement therein not misleading in the light of the circumstances under which its was made (other than information relating to or provided by the Agent).

In the event that prior to the Time of Closing:

(a) There should develop, occur or come into effect any catastrophe of national or international consequence or any action, governmental law or regulation, inquiry or other occurrence of any nature whatsoever which, in the opinion of the Agent, seriously affects or may seriously affect the financial markets in Canada, the United States or the business of the Company:

(b) The state of the financial markets becomes such that, in the opinion of the Agent, the Securities cannot be marketed profitably;

(c) Any order to cease or suspend trading in any securities of the Company is made by any stock exchange, or is made pursuant to any of the Canadian Securities Act or any other applicable securities legislation or is made by any other regulatory authority, and has not been rescinded, revoked or withdrawn; or

(d) Any inquiry or investigation (whether formal or informal) in relation to the Company or the Company's directors or officers, is commenced or threatened by any officer or official of any of the Securities Commissions or similar agency or by any officers or official of any other regulatory authority which operates to prevent or restrict trading in or distribution of the Securities or which has an impact on the marketability of the Securities;

Then the Agent shall be entitled, at its option, to terminate its obligations under this agreement by notice in writing given to the Company prior to the time of Closing.

In consideration of the Agent's services hereunder, the Company shall deliver to the Agent at Closing (as hereinafter defined ) a cheque in an amount equal to eight (8) per cent of the gross proceeds payable to the Company on the Closing.

In addition, the Agent will also be entitled to receive Special Warrants (the "Brokers' Warrants") exercisable into compensation warrants (the "Compensation Warrants") the day on which the increase of the authorized common stock of the Company shall have become effective, which date shall be no later than 90 days after the initial Closing Date. The Compensation Warrants shall in the aggregate, entitle the Agent to purchase, of 8% of the number of Units sold pursuant to the private placement. The Compensation Warrants shall be exercisable for a period of 24 months following the date of the Closing. These Brokers' Warrant and compensation shall be qualified by the Prospectus.

The Agent shall also be entitled to receive on the same day on which it will receive the Brokers' Warrants a work fee in the form of a Share Purchase option which shall entitle the Agent, for a period of 24 months, to purchase 250,000 Common Shares of the Company at a price of US$0.60 per Common Share. These Share Purchase option shall also be qualified by the Prospectus.

The Company shall be entitled in the case of Subscribers for which it is responsible as opposed to Subscribers for which the Agent shall be responsible, to a reduction of the commissions payable to the Agent. In such situations, the cash commission shall be equal to four (4) per cent of the gross proceeds payable to the Company attributable to those Subscribers for which the Company is responsible, up to a maximum of US$10,000,000. The Compensation Warrants shall, in such situations be limited to four (4) per cent of the number of Units sold to Subscribers for which the Company is responsible, up to a maximum of US $10,000,000.

The Initial closing of the transaction contemplated hereby will take place at the offices of Lafleur Brown, 1 Place Ville-Marie, Suite 3700, Montreal, Quebec, H3B 3P4, on March 24, 2000. An initial Closing shall be scheduled for March 24, 2000 and the Agent shall be entitled to hold additional Closings over the next 35 days to reach the maximum. At the initial Closing and any subsequent Closing, the Company shall deliver to Subscribers of Special Warrants, certificates representing the Securities purchased by such Subscribers, an opinion from counsel to the Company as to the due incorporation and valid existence of the Company, the due issuance of the Securities, compliance with securities laws in connection with the private placement and all matters relating thereto and such other matters as the Agent may reasonably request, and such further and other documents as may be reasonably required to complete the transaction contemplated hereby. The purchase price for the Special Warrants and the commission payable to the Agent hereunder shall be paid on Closing.

The Company shall pay all expenses and legal fees in connection with the transaction contemplated hereby, including, without limitation, fees of counsel to the Agent and all out-of-pocket expenses incurred by the Agent in connection with the transaction contemplated hereby. The Company shall be responsible for such legal fees and out -of-pocket expenses only if the Closing does occur. Payment to the Agent of the foregoing expenses and fees shall be made on Closing. The obligation to make such payments shall survive the termination of the Agent's engagement hereunder.

The Agent's appointment as agent of the Company hereunder shall expire at 5:00 p.m. (Montreal time) on April 28, 2000, unless extended by mutual agreement.

If the foregoing is in accordance with your understanding and is agreed to, please evidence our agreement by signing and returning to us the enclosed copy of this letter provided for such purpose. When executed, this agreement supersedes all previous agreements between the parties with respect to the subject matter hereof.

Yours very truly,

Groome Capital.com Inc.

Per: unrecognized signature
     --------------------------
     Authorized signature

The foregoing accurately reflects our understanding and is agreed to on the terms set forth above.

Dated this 16th day of March, 2000

ePhone Telecom, Inc.

Per: /s/ Robert Clarke
     -------------------------------------------------------
     Robert Clarke, Chairman and Chief Executive Officer